EXHIBIT 4.40

                                 AMENDMENT NO. 2

                                       TO

                            SERIES 1998-1 SUPPLEMENT

                          dated as of February 28, 2001

                                     between

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                                       and

                             BANKERS TRUST COMPANY,
                         a New York banking corporation,
                        as Trustee and Enhancement Agent


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                                 AMENDMENT NO. 2
                           TO SERIES 1998-1 SUPPLEMENT

     This Amendment No. 2 to Series 1998-1 Supplement dated as of February 28, 2001 ("Amendment"), between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), and Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee") (RCFC and the Trustee are collectively referred to herein as the "Parties").

                                    RECITALS:

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 1998-1 Supplement dated as of March 4, 1998, as subsequently (i) amended by Amendment No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (ii) supplemented by Supplement No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (iii) supplemented by Supplement No. 2 to Series 1998-1 Supplement dated as of March 4, 1999, (iv) supplemented by Supplement No. 3 to Series 1998-1 Supplement dated as of October 20, 1999, (v) supplemented by Supplement No. 4 to Series 1998-1 Supplement dated as of February 18, 2000, (vi) supplemented by supplement No. 5 to Series 1998-1 Supplement dated as of July 17, 2000, and (vii) supplemented by Supplement No. 6 to Series 1998-1 Supplement dated as of August 31, 2000 (as amended and supplemented to the date hereof, the "Series 1998-1 Supplement"); and

     C. The Parties wish to further amend the Series 1998-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 1998-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendments. The Series 1998-1 Supplement is hereby amended as follows:

          (a) By deleting all references to "Chrysler" and replacing them with "DaimlerChrysler".

          (b)  By adding the following definitions to Article 2(b):

               ""DaimlerChrysler"   means  DaimlerChrysler   Motors
               Corporation, a Delaware corporation.



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               "Hyundai" means Hyundai Motor America, a  California
               corporation.

               "Isuzu"  means   American  Isuzu   Motors,  Inc.,  a
               California corporation.

               "Kia" means Kia Motors America, Inc., a California corporation.

               "Mitsubishi" means Mitsubishi Motor Sales of

               America, Inc., a Delaware corporation.

               "Subaru" means Subaru of America, Inc., a New

               Jersey corporation.

               "Suzuki" means American Suzuki Motor Corporation, a California corporation.

               "Volkswagen" means Volkswagen of America, Inc., a Michigan corporation."

          (c) By deleting the definition of "Eligible Manufacturer" contained in Article 2(b) in its entirety and replacing it with the following:

               ""Eligible Manufacturer" means, with respect to Program Vehicles, DaimlerChrysler, Ford and Toyota, and with respect to Non-Program Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai, and, in each case, any other Manufacturer that (a) has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease (or any other Lease with respect to Group II Vehicles) will not adversely affect the then current rating of any Group II Series of Notes, and (b) has been approved by each Enhancement Provider; if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer."



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          (d)  By deleting  the definition of "Honda"  contained in Article 2(b)
in its entirety and replacing it with the following:

               ""Honda" means American Honda Motor Company, Inc., a California corporation."

          (e) By amending and restating the definition of "Maximum Manufacturer Percentage" in Article 2(b) by the amended and restated Schedule 1 set forth as Exhibit A attached hereto. The amended and restated Schedule 1 attached hereto as Exhibit A replaces and supersedes the current Schedule 1.

          (f) By deleting clause (b)of the definition of "Maximum Non-Program Percentage" contained in Article 2(b) in its entirety and replacing it with the following:

               "(b) at all other times, 30%, subject to the Manufacturer limitations set forth in Schedule 1 attached hereto."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1998-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1998-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 1998-1 Supplement specifically referred to herein and any references in the Series 1998-1 Supplement to the provisions of the Series 1998-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provision. Pursuant to Section 8.6 of the Series 1998-1 Supplement, the Series 1998-1 Supplement may be amended or modified without the consent of any Noteholder but with the consent of RCFC, DTAG and the Trustee and written confirmation of the then current ratings of the Series 1998-1 Notes from the Rating Agencies to amend the definition of "Maximum Manufacturer Percentage" and to make changes related thereto.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.




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     7. GOVERNING LAW. THIS AMENDMENT  SHALL BE CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGE]



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     IN WITNESS  WHEREOF,  the Parties  have caused  this  Amendment  to be duly executed and delivered as of the day and year first above written.

                                     RCFC:

                                     RENTAL CAR FINANCE CORP.,
                                     an Oklahoma corporation

                                     By: _______________________________________
                                         Pamela S. Peck
                                         Vice President and Treasurer


                                     TRUSTEE AND ENHANCEMENT AGENT:

                                     BANKERS TRUST COMPANY, a New York
                                     banking corporation

                                     By: ______________________________________
                                         Name: ________________________________
                                         Title: _______________________________



     Pursuant to Section 8.6 of the Series 1998-1 Supplement, Dollar Thrifty Automotive Group, Inc. hereby consents to the foregoing Amendment as of the day and year first above written.

                                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                     a Delaware corporation

                                     By: _______________________________________
                                         Pamela S. Peck
                                         Treasurer




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                                    EXHIBIT A

                                                                      SCHEDULE 1


        Schedule of Maximum Manufacturer Percentages of Group II Vehicles


                                Maximum                     Maximum
Eligible Manufacturer     Program Percentage*       Non-Program Percentage*
---------------------     -------------------       -----------------------

DaimlerChrysler                 100%                      30%
Ford                            100%                      30%
Toyota                          100%                      30%
General Motors                    0%                      30%
Honda                             0%                      30%
Nissan                            0%                      30%
Volkswagen                        0%                      30%
Mazda                             0%                      Up to 25%
Subaru                            0%                      Up to 15% (1) (2)
Suzuki                            0%                      Up to 15% (1) (2)
Mitsubishi                        0%                      Up to 15% (1) (2)
Isuzu                             0%                      Up to 15% (1) (2)
Kia                               0%                      Up to  3% (2) (3)
Hyundai                           0%                      Up to  3% (2) (3)



(1) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 20% in the aggregate.

(3) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 4% in the aggregate.

*    As a percentage of Group II Collateral.


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